Joint Filer Information


NAME:  MILLENNIUM HOLDING GROUP, L.P.

ADDRESS:  c/o Millennium Management, LLC
          666 5th Avenue
          New York, New York  10103

DESIGNATED FILER:  Riverview Group, LLC

ISSUER:  8x8, Inc.

DATE OF EVENT REQUIRING STATEMENT:  June 21, 2004

SIGNATURE:  MILLENNIUM HOLDING GROUP, L.P.

            By:  Millennium Management, LLC
                 its general partner

            By:  /s/ Terry Feeney
                 ------------------------------
                 Name:  Terry Feeney
                 Title:  Chief Operating Officer

                            Joint Filer Information


NAME:  MILLENNIUM MANAGEMENT, LLC

ADDRESS:  666 5th Avenue
          New York, New York  10103

DESIGNATED FILER:  Riverview Group, LLC

ISSUER:  8x8, Inc.

DATE OF EVENT REQUIRING STATEMENT:  June 21, 2004

SIGNATURE:  MILLENNIUM MANAGEMENT, LLC

            By:  /s/ Terry Feeney
                 ------------------------------
                 Name:  Terry Feeney
                 Title:  Chief Operating Officer

                            Joint Filer Information


NAME:  Israel A. Englander

ADDRESS:  c/o Millennium Management, LLC
          666 5th Avenue
          New York, New York  10103

DESIGNATED FILER:  Riverview Group, LLC

ISSUER:  8x8, Inc.

DATE OF EVENT REQUIRING STATEMENT:  June 21, 2004

SIGNATURE:

            /s/ Israel A. Englander
                ------------------------------
                Israel A. Englander